EXHIBIT 99-2

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30 2006	December 31 2005
Assets:
Current assets:
Cash and cash equivalents	$25,764,742	$25,245,358
Construction fund	756,263	756,260
Accounts receivable, net	2,277,032	2,678,690
Materials, supplies and inventories	918,473	795,181
Other current assets	104,798	247,182

Total current assets	29,821,308	29,722,671

Property, plant and equipment	106,745,107	105,320,975
less accumulated depreciation	(71,361,501)	(67,939,405)

Net property, plant and equipment	35,383,606	37,381,570
Other assets:
Excess of cost over net assets acquired	30,921,095	30,921,094
Investment in Midwest Wireless Holdings, LLC	19,517,725	18,067,471
Investment in other unconsolidated affiliates	3,469,114	3,307,593
Other investments	6,385,900	8,037,986
Other assets	289,866	315,906

Total other assets	60,583,700	60,650,050

Total Assets	$125,788,614	$127,754,291

Liabilities and Stockholders’ Equity:
Current liabilities:
Notes payable and current portion of long-term debt	$6,437,000	$6,527,400
Accounts payable	2,348,030	1,287,547
Accrued expenses	1,506,550	1,873,656
Income taxes payable	3,604,005	1,052,944

Total current liabilities	13,895,585	10,741,547

Long-term debt, less current portion	35,115,688	49,456,138
Deferred investment tax credits	0	2,638
Deferred income taxes	5,193,247	5,306,152
Deferred compensation	792,848	802,116

Stockholders’ Equity	70,791,246	61,445,700

Total Liabilities and Stockholders’ Equity	$125,788,614	$127,754,291

See the notes to the consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended June 30		Six Months Ended June 30
	2006	2005	2006	2005
Revenues:
Local network	$1,526,281	$1,596,408	$2,985,549	$3,023,572
Network access	3,772,663	3,739,453	7,418,562	7,457,864
Nonregulated services:
Video services	831,994	790,551	1,622,004	1,573,494
Internet services	1,081,936	860,326	2,131,045	1,763,990
Other nonregulated services	841,272	871,354	1,651,177	1,688,169

Total revenues	8,054,146	7,858,092	15,808,337	15,507,089

Costs and expenses:
Plant operations, excluding depreciation	1,170,161	1,240,584	2,334,836	2,352,496
Customer operations	463,592	471,723	860,714	935,206
General and administrative	1,612,706	1,006,532	2,566,406	1,849,191
Depreciation and amortization	1,861,129	1,915,191	3,739,566	3,830,826
Other operating expenses:
Operating taxes	108,740	123,833	211,566	248,719
Video service expenses	855,457	812,394	1,643,015	1,569,120
Internet expenses	239,200	208,117	465,746	489,394
Other	387,821	363,499	762,386	702,607

Total costs and expenses	6,698,806	6,141,873	12,584,235	11,977,559

Operating income	1,355,340	1,716,219	3,224,102	3,529,530

Other income and (expenses):
Interest expense	(921,453)	(745,175)	(1,647,742)	(1,475,347)
Interest and dividend income	393,553	202,264	622,237	387,045
Income from investment in Midwest Wireless Holdings, LLC	1,476,840	1,296,875	3,043,205	2,367,218
Income (loss) from investments in other unconsolidated affiliates	46,855	46,630	(3,043)	44,429
Gain on sale of RTB Stock	10,340,908		10,340,908
Gain on sale of other assets	87,852		87,852

Other income (expense), net	11,424,555	800,594	12,443,417	1,323,345

Income before income taxes	12,779,895	2,516,813	15,667,519	4,852,875

Income tax expense	5,448,000	1,024,000	6,637,000	1,974,000

Net income	$7,331,895	$1,492,813	$9,030,519	$2,878,875

Basic net income per share	$1.81	$.40	$2.24	$.77
Diluted net income per share	$1.75	$.37	$2.16	$.71
Dividends per share	$.10	$.05	$.20	$.10

See the notes to the consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$9,030,519	$2,878,875
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	3,748,374	3,839,634
Stock based compensation		289,926
Income from Midwest Wireless Holdings LLC	(3,043,205)	(2,367,218)
Gain on sale of RTB Stock		(10,340,908)
Gain on sale of assets	(87,853)
Loss (income) from other unconsolidated affiliates	3,043	(44,429)
Cash distributions from Midwest Wireless Holdings LLC	1,592,951	922,942
Cash distributions from other unconsolidated affiliates	113,962	64,492
Noncash investment income	(13,160)	(41,560)
Changes in assets and liabilities:
Accounts receivable	401,658	690,181
Materials, supplies and inventories	(123,292)	(425,647)
Other current assets	142,384	133,172
Accounts payable	1,060,483	(213,360)
Accrued expenses	(77,880)	194,378
Income taxes payable	2,551,061	536,780
Deferred income taxes	(80,667)	199,508
Deferred investment tax credits	(2,638)	(383)
Deferred compensation	(9,268)	(5,857)

Net cash provided by operating activities	5,155,490	6,361,508

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,756,518)	(1,309,482)
Change in RUS construction fund	(3)	2,526,941
Purchases of other investments	(3,244)	(913,003)
Investments in other partnerships and LLCs	(278,526)
Proceeds from other investments	11,928,805	137,972
Proceeds from sales of assets	120,000

Net cash provided by investing activities	10,010,514	442,428

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable and long-term debt	(14,684,112)	(3,288,153)
Proceeds from issuance of notes payable and long-term debt	253,262	1,769,118
Issuance of common stock	593,951	257,684
Cash dividends	(806,621)	(390,892)
Purchase of stock	(3,100)	(7,875)

Net cash used in financing activities	(14,646,620)	(1,660,118)

NET INCREASE IN CASH AND CASH EQUIVALENTS	519,384	5,143,818

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	25,245,358	19,980,506

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$25,764,742	$25,124,324

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$1,790,787	$1,540,578
Income taxes paid	4,169,244	1,437,603

See the notes to the consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The consolidated financial statements include the accounts of Hector Communications Corporation (“HCC” or “Company”) and its subsidiaries. All material intercompany transactions and accounts have been eliminated. Accounting practices prescribed by regulatory authorities have been considered in the preparation of the financial statements and formulation of accounting policies for telephone subsidiaries. These policies conform to generally accepted accounting principles as applied to regulated public utilities in accordance with Statement of Financial Accounting Standards No. 71, “Accounting for the Effects of Certain Types of Regulation” (SFAS 71).

The balance sheet and statement of stockholders’ equity as of June 30, 2006 and the statements of income and cash flows for the periods ended June 30, 2006 and 2005 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in cash flows at June 30, 2006 and 2005 have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s December 31, 2005 Annual Report to Shareholders. The results of operations for the periods ended June 30 are not necessarily indicative of the operating results for the entire year.

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenues and expenses during the reporting period. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the time of the financial statements. Actual results could differ from those estimates. The Company’s financial statements are also affected by depreciation rates prescribed by regulators, which may result in different depreciation rates than for an unregulated enterprise.

Revenues are recognized when earned, regardless of the period in which they are billed. Network access revenues are furnished in conjunction with interexchange carriers and are determined by cost separation studies and nationwide average schedules. Revenues include estimates pending finalization of cost studies. Network access revenues are based upon interstate tariffs filed with the Federal Communications Commission by the National Exchange Carriers Association and state tariffs filed with state regulatory agencies. Management believes recorded revenues are reasonable based on estimates of cost separation studies, which are typically settled within two years.

Income taxes have been calculated in proportion to the earnings and tax credits generated by operations. The Company’s effective income tax rate is higher than the U.S. rate due to the effect of state income taxes.

Certain other amounts in the 2005 financial statements have been reclassified to conform to the 2006 financial statement presentation. These reclassifications had no effect on net income or stockholders’ equity as previously reported.

COMPREHENSIVE INCOME

The Company’s comprehensive income includes net income and unrealized gains and losses on investments in marketable securities, net of deferred taxes. Comprehensive income for the three-month periods ended June 30, 2006 and 2005 was $7,351,690 and $1,506,782, respectively. Comprehensive income for the six-month periods ended June 30, 2006 and 2005 was $8,982,164 and $2,884,964, respectively.

MERGER AGREEMENT

On June 27, 2006, the Company entered into an agreement and plan of merger which provides for the acquisition of the Company by Hector Acquisition Corp. (“HAC”). HAC is owned by three one-third owners, Blue Earth Valley Communications, Inc., Arvig Enterprises, Inc. and New Ulm Telecom, Inc. Completion of the merger is subject to a number of conditions including approval by the Company’s shareholders, approval by state and federal regulatory authorities and achievement of working capital and long-term debt levels specified in the agreement. In addition, completion of the merger is subject to closing of Alltel Corporation’s acquisition of Midwest Wireless. The merger is expected to close in October 2006. Shareholders of the Company will receive $36.40 per share in cash and outstanding stock options will be cashed out.

The Company has entered into employment agreements or change in control agreements with officers and key employees of the Company. The agreements provide for severance payments in the event of a change in control of the Company and employment termination for reasons other than cause.

STOCK-BASED COMPENSATION

The company adopted Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-Based Payment”, on January 1, 2006. This statement requires Hector to recognize the cost of employee and director services received in exchange for the stock options it has awarded. Under SFAS 123R, Hector is required to recognize compensation expense over an award’s vesting period based on the award’s fair value at the date of grant. Hector has elected to adopt SFAS 123R on a modified prospective basis; accordingly the financial statements for periods prior to January 1, 2006 do not include stock-based compensation costs calculated under the fair value method.

Prior to January 1, 2006 Hector applied APB Opinion No. 25, “Accounting for Stock Issued to Employees” for measurement and recognition of stock-based transactions with its employees and directors. If Hector had recognized compensation cost for its stock-based transactions based on the fair value of the options method prescribed by SFAS No. 123R, net income and net income per share for the three and six month periods ended June 30, 2005 would have been as follows:

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Net income as reported	$1,492,813	$2,878,875
Less: Total stock-based employee compensation expense
determined under the fair value method for all awards	(330,695)	(517,465)
Pro forma net income	$1,162,118	$2,361,410

Basic net income per share:
As reported	$.40	$.77

Pro forma	$.31	$.63

Diluted net income per share:
As reported	$.37	$.71

Pro forma	$.29	$.58

The Company did not issue any new stock option awards to key employees in the first six months of 2006. Each of the Company’s non-employee directors received an automatic grant of 3,000 shares of nonqualified stock options on May 25, 2006 concurrent with the Company’s annual shareholders meeting. The fair values of the stock options granted in 2006 were estimated on the date of grant using the Black-Scholes option pricing model and the following assumptions:

Exercise price	$29.97
Expected option holding period	7 years
Risk free interest rate	5.1%
Expected volatility	29.9%
Expected dividend yield	1.3%

Estimated fair value of the non-employee director options granted in 2006 was $11.20 per share. Total compensation expense recognized for these options was $202,000. Stock based compensation expense recognized in the three-month period and six-month period ended June 30, 2006 for awards issued in prior years was $44,000 and $88,000 respectively.

A summary of stock option activity for the six months ended June 30, 2006 is as follows:

	Shares	Average Price
Outstanding, December 31, 2005	386,592	$15.27
Granted	18,000	29.97
Exercised	(54,084)	11.17
Canceled	(2,666)	13.38

Outstanding June 30, 2006	347,842	$16.69

Options issued to officers and key employees are subject to vesting. Options issued in 2005 vested and became exercisable six months from the date of issue. Options issued prior to 2005 are vested and become exercisable one-third at the date of issue, one-third one year from date of issue and one-third two years from date of issue. There are provisions in the stock plans that accelerate vesting of stock options upon a change in control of the Company. The following table summarizes the status of stock options outstanding at June 30, 2006:

Range of Exercise Prices	Shares	Weighted Average Remaining Option Life	Weighted Average Exercise Price
$ 7.25 to $ 9.99	1,000	.9 years	$8.50
$10.00 to $12.00	71,092	2.1 years	11.66
$12.01 to $15.00	106,050	2.7 years	13.31
$15.01 to $20.00	91,650	3.7 years	18.50
$20.01 to $29.97	78,050	6.2 years	23.81

MARKETABLE SECURITIES

Marketable securities consist principally of equity securities of other telecommunications companies. The Company’s marketable securities portfolio is classified as available-for-sale. The cost and fair value of available-for-sale investment securities was as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
June 30, 2006	$1,102,009	$785,639	$(78,566)	$1,809,082
December 31, 2005	1,102,009	844,188	(56,522)	1,889,675

Net unrealized gains on marketable securities, net of related deferred taxes, are included in accumulated other comprehensive income as follows:

	Net Unrealized Gains	Deferred Income Taxes	Accumulated Comprehensive Income
June 30, 2006	$707,073	$(282,829)	$424,244
December 31, 2005	787,666	(315,067)	472,599

These amounts have no cash effect and are not included in the statement of cash flows.

OTHER INVESTMENTS – RURAL TELEPHONE BANK STOCK

As part of its borrowing agreements, the Company made stock investments in CoBank, Rural Telephone Finance Cooperative and the Rural Telephone Bank (“RTB”). In 2005, the Board of Directors of the RTB approved resolutions to liquidate the bank and redeem its stock. Congress removed legal restrictions on the redemption of RTB stock in 2005. In April 2006 the RTB was dissolved and outstanding RTB stock was redeemed at par value. The Company received the par value of its RTB stock, which was $11,610,000 and recorded a gain on sale of $10,341,000.

GOODWILL AND INTANGIBLE ASSETS

The Company accounts for goodwill and other intangible assets under SFAS No. 142, “Goodwill and Other Intangible Assets”. Under the provisions of this accounting standard, goodwill and intangible assets with indefinite useful lives are no longer amortized but are instead tested for impairment on at least an annual basis and when changes in circumstances indicate that the value of goodwill may be below its carrying value.

For 2005, the Company performed its annual impairment test of goodwill during the third quarter. The determined fair value of the reporting units was sufficient to pass the first step impairment test, and no impairment was recorded.

The carrying value of HCC’s goodwill was $30,921,000 at June 30, 2006 and December 31, 2005; $29,586,000 of goodwill is related to the Company’s telephone operations and $1,335,000 of goodwill is related to other operations.

Changes in the Company’s intangible and other assets are as follows:

	Intangible Assets	Other Assets	Consolidated
Balance December 31, 2005	$163,868	$152,038	$315,906
Capitalization of prepaid engineering fees		(5,732)	(5,732)
Amortization	(20,308)		(20,308)

Balance June 30, 2006	$143,560	$146,306	$289,866

MIDWEST WIRELESS HOLDINGS, LLC

Midwest Wireless Holdings LLC (“Midwest Wireless”) provides wireless telecommunications services to 456,000 customers in fourteen rural service areas and one metropolitan service area in Minnesota, Wisconsin and Iowa. Population of the service areas is approximately 1,910,000. Midwest Wireless offers a complete package of services, including custom calling features, facsimile and data transmission.

Midwest Wireless is owned by telecommunications companies (principally ILECs) located within Midwest Wireless’ operating footprint in southern Minnesota, northern Iowa and southeastern Wisconsin. HCC owns 8% of Midwest Wireless Holdings LLC. HCC accounts for its investment in Midwest Wireless using the equity method. Income from this investment was $3,043,000 and $2,367,000 in the six-month periods ended June 30, 2006 and 2005, respectively. Cash distributions received from Midwest Wireless were $1,593,000 and $923,000 in the same respective periods.

Income statement information for Midwest Wireless for the periods ended June 30, 2006 and 2005 was as follows:

	Three Months Ended March 31		Six Months Ended June 30
	2006	2005	2006	2005
Revenues	$73,028,493	$65,137,404	$142,409,105	$125,335,079
Operating income	22,651,958	20,298,697	45,340,317	36,805,585
Net income	18,432,066	16,210,932	37,981,488	29,590,225

On November 17, 2005 Midwest Wireless and Alltel Corporation (“Alltel”) entered into a definitive agreement for Alltel to purchase Midwest Wireless. Compensation paid by Alltel would total $1.075 billion, including payments to Midwest Wireless shareholders, payments to minority interest holders in certain Midwest properties and assumption of Midwest Wireless’ outstanding debt. The Company estimates its pretax share of the proceeds will be $64,900,000. Legal issues raised by U.S. Cellular Corporation related to the definitive agreement have been settled and Midwest Wireless expects to close the transaction in the September/October 2006 timeframe, subject to satisfaction of customary conditions and receipt of regulatory approvals.

SEGMENT INFORMATION

The Company operates in two business segments. The majority of the Company’s operations consist of providing basic telephone services (often referred to as “plain old telephone service” or “POTS”) to residential and business customers within its service territories. POTS revenues consist mainly of fees for local service which are billed directly to customers and access revenues which are received for intrastate and interstate exchange services provided to long distance carriers. POTS revenues are subject to regulation by a number of state and federal government agencies.

The Company also provides a number of nonregulated telecommunications services to customers. These services include cable television or video service, internet access services, lease of fiber optic transport facilities, billing and collection services to long distance carriers, telephone directory services and equipment rental. The Company also makes retail sales of consumer telecommunications equipment and sells wireless telephone services on a commission basis.

Segment information is as follows:

	POTS	Other Services	Total
Six Months Ended June 30, 2006

Revenues	$10,404,111	$5,404,226	$15,808,337
Costs and expenses	7,844,955	4,739,280	12,584,235

Operating income	$2,559,156	$664,946	$3,224,102

Depreciation and amortization	$3,007,516	$732,050	$3,739,566

Total assets	$89,408,933	$36,379,681	$125,788,614

Capital expenditures	$1,376,766	$379,752	$1,756,518

Six Months Ended June 30, 2005

Revenues	$10,481,436	$5,025,653	$15,507,089
Costs and expenses	8,097,305	3,880,254	11,977,559

Operating income	$2,384,131	$1,145,399	$3,529,530

Depreciation and amortization	$3,026,640	$804,186	$3,830,826

Total assets	$94,931,391	$31,931,424	$126,862,815

Capital expenditures	$874,170	$435,312	$1,309,482

	POTS	Other Services	Total
Three Months Ended June 30, 2006

Revenues	$5,298,944	$2,755,202	$8,054,146
Costs and expenses	3,945,815	2,752,991	6,698,806

Operating income	$1,353,129	$2,211	$1,355,340

Depreciation and amortization	$1,504,170	$356,959	$1,861,129

Capital expenditures	$352,988	$193,236	$546,224

Three Months Ended June 30, 2005

Revenues	$5,335,861	$2,522,231	$7,858,092
Costs and expenses	4,177,004	1,964,869	6,141,873

Operating income	$1,158,857	$557,362	$1,716,219

Depreciation and amortization	$1,513,321	$401,870	$1,915,191

Capital expenditures	$565,571	$321,915	$887,486